UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

PURTHANOL RESOURCES LIMITED

(Exact name of registrant as specified in its charter)

Delaware	98-022951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2711 Centreville Rd Suite 400

Wilmington, Delaware 19808

(Address of principal executive offices)

(866) 351-4141

Registrant’s telephone number, including area code

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered

Common Stock, $.001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This registration statement on Form 10 (the “Registration Statement”) is being filed by Purthanol Resources Limited (the “Company” or “Registrant”) in order to register common stock of the Company voluntarily pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act.”) The Company is not required to file this Registration Statement pursuant to the Securities Act of 1933, as amended (the “Securities Act.”)

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 100 F Street, NW, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at l.800.SEC.0330. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC’s Website is http://sec.report.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Business

Our Company

Purthanol Resources Limited, a Delaware corporation (“Purthanol”, the “Company, “we”, “us” or “our”) is a public shell company seeking to create value for its shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of our common stock.

No potential merger candidate has been identified at this time.

We do not propose to restrict our search for a business opportunity to any industry or geographical area and may, therefore, engage in essentially any business in any industry. We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management’s best business judgment

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased because of its lack of resources and our inability to provide a prospective business opportunity with significant capital.

History of the Company

We were organized and incorporated in the State of Delaware on November 2, 1998, under the name Sword Comp-Soft Corp. as an (ASP) Application Service Provider, specializing in the E-Healthcare sector, which said business was sold in 2003.

1

Following the Company’s attempts to enter the vehicle tracking business were unsuccessful, the Company entered into a provisional agreement with Advance Fluid Technologies, Inc., a Delaware Corporation via a letter of Intent, to acquire assets from the latter corporation, pursuant to entering the bottled water, more specifically the oxygenated bottled water market.

On August 26, 2005, the Company finalized this agreement with Advanced Fluid Technologies to purchase their to be patented oxygenation unit and all technical know-how, intellectual properties, methodologies and all information pertaining to the following: the fixation of the oxygen molecule to water or any other fluid and/or to the building and maintenance of the oxygenation unit. Furthermore, all trademarks for the name AquaBoost Oxygenated Water, currently no longer in force in the U.S., Canada, and Mexico and the right to use and register said name globally, were transferred to the Company are worthless. Also, included was a distribution contract between Advanced Fluid Technologies and ImporTadora Comercializadora Maple S.A. of Mexico, which Advanced Fluid transferred to the Company which has been rendered null.

On April 4, 2006, we filed a Certificate of Amendment in the state of Delaware changing our name to Global Biotech Corp. (“Global”).

On August 15, 2007, Global acquired from Advanced Fluid Technologies Inc. a Delaware corporation, assets pursuant to entering the bottled water, more specifically the oxygenated bottled water, market. The corporation has abandoned this business segment however, the Company ceased all operations on November 30, 2015. The Company is now concentrating its efforts on future unspecified acquisitions.

On October 22, 2013, the Company filed a Certificate of Amendment with the state of Delaware changing its name to Purthanol Resources Limited.

Item 1A. Risk Factors.

Risks Related to Our Company

We are a recently re-organized development stage company but have not yet commenced operations in our business. We expect to incur operating losses for the foreseeable future.

We were incorporated on November 2, 1998, and ceased all operations November 30, 2015, to date have been involved primarily in re-organization activities. We have not yet commenced further business operations. Further, we have not yet fully developed our business plan, or our management team. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Since inception we have earned $944,811 in revenues and has an accumulated deficit of $4,167,325.

The likelihood of future success must be considered in light of the problems, expenses, difficulties, complications, and delays encountered in connection with the operations that we may to undertake in the future. These potential problems include, but are not limited to, unanticipated problems relating to the market acceptance of acquisition of business or assets we have yet to acquire, developing relationship with suppliers, distribution and challenges, and additional costs and expenses that may exceed current estimates. Prior to time that we are ready to market and distribute a prospective product line, we anticipate that the Company will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no operating history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our yet to be determined acquisition of business or assets and subsequent business operations will most likely fail.

2

We have incurred net losses since our inception and expect losses to continue.

We have not been profitable since our inception. Since our inception on November 2, 1998, to November 30, 2020, we had an accumulated deficit of ($4,167,325. There is a risk that we may never bring our yet to be determined acquisition of business or assets and subsequent business operations to the marketplace. In addition, there is no guarantee and that our subsequent operations will be profitable in the future, and you could lose your entire investment.

We may not be able to continue as a going concern if we do not obtain additional financing.

Our independent accountant’s audit report states that there is substantial doubt about our ability to continue as a going concern. We have incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. There can be no assurance that we will be able to raise any additional funds, or we are able to raise additional funds, that such funds will be in the amounts required or on terms favourable to us.

Our current president and chief executive officer has other business interests.

Leonard Stella, our President and Chief Executive Officer, currently devotes approximately eight hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Stella to our company could negatively impact our business development.

We have requirements for and there is an uncertainty of access to additional capital.

We will continue to incur development costs to fund the acquisition of business or assets and plan to operate any subsequent business operations from working capital, equity subscriptions and shareholders’ loans. Ultimately, our ability to continue our business operations depends in part on our ability to obtain financing through, debt financing, equity financing, or commence operations and generate revenues or some combination of these or other means. There can be no assurance that we will be able to obtain any such financing.

We have no cash flow from operations and depend on equity financing and shareholder loans for our operations.

We have no current operations do not generate any cash flow. Our current operating funds are less than necessary to complete our intended plan of operations real and/or intangible property. We will need additional funds. Our failure to obtain such additional financing could result in delay or indefinite postponement of further of any subsequent operations which would have a material adverse effect on our business.

We lack an operating history.

We were incorporated on November 2, 1998, and we have ceased operations on November 30, 2015. Since November 30, 2015, we have no operating history upon which an evaluation of our future success or failure can be made.

We expect to incur losses in the future.

Until the acquisition of business or assets and subsequent business operations, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of any services/products we may develop; fluctuations in the demands of any products; the amount and timing operating costs and capital expenditures relating to expansion of subsequent business, operations, infrastructure, and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition, and operating results.

Risks associated with this Registration Statement

Our stock will be a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our common stock will be subject to the “Penny Stock” Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock. We are not registered on any market or public stock exchange. There is presently no demand for our common stock and to public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on the OTC Markets Pink (“OTC”). The OTC is a quotation service that displays real-time quotes, last sale prices and volume information in the over-the-counter securities. The OTC is not an issuer listing service, market or exchange. Although the OTC does not have any listing requirements per say, to be eligible for quotation on the OTC, issuers must remain correct in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issue does not meet the filing requirements. Securities already quoted on the OTC that become delinquent in their required filings may be removed following a 30-to-60-day grace period if they do not make their required filings during that time. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market four our securities.

The Company’s management could issue additional shares.

The Company has 260,000,000 authorized common shares, of which 244,038,890 are currently issued and outstanding. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a further dilution in the equity portion of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price.

We do not anticipate paying dividends.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any for the operation, growth, and expansion of our subsequent business. Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

4

Risks Related to Investing in Our Company

We lack an operating history.

We were incorporated on November 2, 1998, and we have ceased operations on November 30, 2015. Since November 30, 2015, we have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the Company is a development stage emerging growth company that seeks to becoming a multi-industry technology-based enterprise primarily through merger and acquisition of business assets and through subsequent business operations, our ability to attract customers and to generate revenues through our sales.

We expect to incur losses in the future.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our services/products; fluctuations in the demands of products; the amount and timing operating costs and capital expenditures relating to expansion of our subsequent business, operations, infrastructure, and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition, and operating results.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

Fiscal Year Ended November 30, 2020, compared to Year Ended November 30, 2019

We did not earn any revenues for the years ended November 30, 2020, and November 30, 2019.

Expenses for the year ended November 30, 2020, totaled $134,028 consisting primarily of Depreciation of $50,000, Administration fess of $50,000, Brokerage fees of $2,028 and Regulatory expense of $32,000 resulting in a net loss of $134,028. Expenses for the Year ended November 30, 2019, totaled $81,195 consisting primarily of Depreciation of $29,167, Administration fess of $50,000, Brokerage fees of $2,028 and Regulatory expense of $NIL resulting in a net loss of $81,195

Capital Resources and Liquidity

Since our director may be unwilling or unable to loan or advance us additional capital, we believe that if we do not raise additional capital over the next 12 months following the filing of this registration statement, we may be required to suspend or cease the implementation of our business plans. If we are unable to raise additional funds, there is substantial doubt as to our ability to continue as a going concern.

As of November 30, 2020, we had $170,833 of assets compared to $220,833 of assets as of November 30, 2019. As of November 30, 2020, we had $1,071,405 of liabilities compared to $987,377 of liabilities as of November 30, 2019. We anticipate that our current cash and cash equivalents and cash generated from financing activities will be insufficient to satisfy our liquidity requirements for the next 12 months. To date, the Company has incurred operating losses of $4,167,325.

5

The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. We agree with our auditors that our auditor has expressed substantial doubt about our ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

We expect to incur marketing, professional, and administrative expenses as well expenses associated with maintaining our filings with the Commission. We will require additional funds during this time and will seek to raise the necessary additional capital. If we are unable to obtain additional financing, we may be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results. Additional funding may not be available on favorable terms, if at all. The Company intends to continue to fund its business by way of equity or debt financing and advances from related parties. Any inability to raise capital as needed would have a material adverse effect on our business, financial condition and results of operations.

If we cannot raise additional funds, we will have to cease business operations. As a result, investors in the Company’s common stock would lose all their investment.

Off Balance Sheet Arrangement

There are no off-balance sheet arrangements currently contemplated by management or in place that are reasonably likely to have a current or future effect on the business, financial condition, changes in financial condition, revenue, or expenses, result of operations, liquidity, capital expenditures and/or capital resources.

Recent Accounting Standards

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting standards that have been issued that might have a material impact on its financial position or results of operations.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space of its management at no cost. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information regarding the number of shares of Common Stock beneficially owned on November 30, 2020, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group: On November 30, 2020, we had 244,038,890 shares of common stock outstanding.

6

Name of Beneficial Owner	Common Shares Owned	Options Exercisable	Common Shares Beneficially owned	Percentage of Class (3)
Leonard Stella (1)	2,441,724	0	2,441,724	1.001%
PURTHANOL INTERNATIONAL(2)	70,000,000	0	70,000,000	28.684%
AMBROSIA ROSEDALE CAPITAL LIMITED(3)	20,000,000	0	20,000,000	8.195%
All officers and Directors as a group (1 person)	2,441,724	0	2,441,724	1.001%
Greater than 5% Shareholders	90,000,000	0	0	36.879%

(1)	Leonard Stella is Chief Executive Officer, Chief Financial Officer, Secretary and Sole Director of the Company.

(2)	Louis Pharand has sole voting and dispositive power over the shares.

(3)	Jean Marie Rancour has sole voting and dispositive power over the shares.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 244,038,890 shares of common stock outstanding as of the date of this registration statement on Form 10.

Item 5. Directors and Executive Officers.

(a) Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)
Leonard Stells	60	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since August 11, 2020 and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

CURRENT POSITION - Chief Executive Officer, Purthanol Resources Ltd. since February 2014.

2/2014-PRESENT

PREVIOUS POSITION

Chief Executive Officer, Global Biotech Corp

Real Estate Broker license: between 1980 – 1989 and Director and Founder of Trans-Immobilia in Canada and Director and Founder Transaction Realty in New York, USA I was an Assistant and technician to the Director of Personnel at Mount Sinai Hospital in Ste-Agath Quebec for a one-year period between 1984 and 1985. Between 1989 and 1997 owned several restaurants in and around the city of Montreal Quebec. In 1998 until 2012 Mr. Stella was the Founder and Chief Executive Officer of Millenia Hope Inc. (“Millenia”) – Public Pharmaceutical Company – which produced an anti-malarial product – homologated in 18 countries in Africa – produced phyto-chemicals for L’Oreal France, Sederma France, Pierre Fabre Laboratories (France) and Synomex USA. Mr. Stella was also the Chief

7

Operating Officer and founder of Sword Comp Soft of a public company in 1998 to 2003 an IT Company that dealt with the compression of data and information.

Business Development Officer from 2004 to 2012 of Global Biotech Corp – produces the following products Aquaboost, Pet Boost, and Femtra. Global Biotech Corp.

In 2006 Millenia discovered a compound for HIV - CCR5 and RNash enzyme for preventing the body to give entrance and cleave the AIDS virus to human DNA. Millenia was given a grant of 4.6 million dollars with National Institute of Health (NIH) USA along with Rudger and Pittsburgh University.

In 2008 to 2010 Millenia was granted an anti-parasitical compound from the NIH to continue the development of anti-parasitical drugs this project was not funded.

In 2006 to 2012 Mr. Stella was Director and Officer of Pharmateck International Ltd – Distributers of Aquaboost the only water in North America with a DIN (Drug Identification Number) and just acquired 6 NPN (Natural Product Numbers) for nutraceutical health products – sold the process and the NPNs.

In 2009 to 2012 I was a Director and Officer of Genesis Biopharma a partner of Millenia Hope Pharmaceutical Inc. which had a peptide compound licensed by the University of Sherbrooke, in Phase 1A for Pain Neuropathy stemming from complicated Diabetes and Prostate Cancer with Health Canada.

Education

1984 - Bachelor of Arts - McGill University, Montreal Canada

1986 – Graduate Diploma in Business Administration - Concordia University, Montreal Canada

b) Significant Employees. None.

(c) Family Relationships. None.

(d) Involvement in Certain Legal Proceedings.

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•       Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•       Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•       Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•       Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

8

(e) The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert currently because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources currently to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

(f) Code of Ethics. We do not currently have a code of ethics

Item 6. Executive Compensation.

No officer or director has received any compensation from the Company since the inception of the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. Our officer and director intend to devote very limited time to our affairs.

The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but our sole officer and director may recommend adoption of one or more such programs in the future.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed.

The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officer and director until such time that the Company completes a reverse merger or business combination.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Corporate Governance and Director Independence.

The Company has not:

•       established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

•       established any committees of the board of directors.

Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time. The board of directors takes the position that management of a target business will establish committees that will be suitable for its operations after the Company consummates a business combination.

As of the date hereof, the entire board serves as the Company’s audit committee.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict between Mr. Stella’s’ other business interests and his involvement in Purthanol Resources Limited

9

Item 8. Legal Proceedings.

None

Item 9. Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

(a)       Market Information.

Our Common Stock is quoted on the OTC Markets Group, Inc.'s PINK tier under the symbol "PURT." On September 24, 2021, the closing bid price of our Common Stock was $0.0019 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

We cannot assure you that a trading market for our common stock will ever develop. The Company has not registered its class of common stock for resale under the blue sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

The Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock, furthermore, there are currently no outstanding warrants on any of our securities. All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act of 1933, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act of 1933 or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act of 1933, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act of 1933.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

•       the issuer of the securities that was formerly a shell company has ceased to be a shell company.

•       the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

•       the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•       at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

Neither the Company nor its officer and director have any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market after a business combination. Nevertheless, if a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to a business combination, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

10

(b) Holders.

As of October 26, 2021, the Company had 323 shareholders of record.

(c) Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

None

Item 11. Description of Registrant’s Securities to be Registered.

Capital Stock

We are authorized to issue 260,000,000 shares of common stock, par value $0.001 per share. As of November 30, 2020, 244,038,890 shares of Common Stock are issued and outstanding.

All of our shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no pre-emptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

Our certificate of incorporation also provides that the board of directors has the flexibility to set new classes, series, and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors. The board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

Our certificate of incorporation also provides that the board of directors may issue common shares and such may be issued without further stockholder approval and for such purposes as the board deems in the best interest of our company including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations. In addition, such authorized but unissued common shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common and preferred shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a ‘‘poison pill.’’

11

Common Stock

The holders of common stock are entitled to one vote per share. The Company’s Certificate of Incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive rateably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share rateably in all assets of the Company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding Preferred Stock. The holders of common stock have no pre-emptive, subscription, redemption, or conversion rights. All issued and outstanding shares of common stock are, and the common stock reserved for issuance upon conversion of the Preferred Stock and exercise of the Warrants will be, when issued, fully paid and non-assessable.

Preferred Stock

The Company is authorized to issue 80,000,000 shares of preferred stock, $.001 par value, with such designations, rights and preferences as may be determined from time to time by the Board of Directors, of which no preferred shares have been designated nor issued.

Trading Information

The Company’s common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol ‘‘PURT.’’ The trading market for the common stock has been extremely limited and sporadic.

The following table sets forth for the respective periods indicated the prices of our common stock in this market as reported and summarized by the National Quotation Bureau. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions. During the fiscal years ended November 30, 2020, and during 2021, the company’s common stock had a trading history as follows:

Fiscal Year 2019	Hi	Low

March 29, 2019	$.003	$.003
June 28, 2019	$.0021	$.0021
September 30, 2019	$.0024	$.0024
November 29, 2019	$.0024	$.0024

Fiscal Year 2020

March 31, 2020	$.025	$.004
June 30, 2020	$.0063	$.0063
September 30, 2020	$.0050	$.0025
November 30, 2020	$.0035	$.0035

Fiscal Year 2021

March 31, 2021	$.75	$.75
June 30, 2021	$.0050	$.0049
September 24, 2021	$.0019	$.0019

12

Last Reported Price

On October 26, 2021, the last reported bid price of our shares of common stock reported on the Pink Sheets was $0.0019 per share.

The Company anticipates that it will apply to list the common stock on the American Stock Exchange or the NASDAQ SmallCap Market. No assurance can be given that the Company will satisfy the initial listing requirements, or that its shares of common stock will ever be listed on those trading markets.

Transfer Agent

The Transfer Agent for shares of the Company’s securities is Pacific Stock Transfer Company, located at 6725 Via Austi Pkwy #300, Las Vegas, Nevada 87119.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our by-laws are intended to strengthen our Board’s position in the event of a hostile takeover attempt. These by-law provisions have the following effects:

•       they provide that only business brought before an annual meeting by our Board or by a stockholder who complies with the procedures set forth in the by-laws may be transacted at an annual meeting of stockholders; and

•       they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a ‘‘business combination’’ includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Item 12. Indemnification of Directors and Officers.

As permitted by the provisions of the Delaware General Corporation Law (the ‘‘DGCL’’), we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of ours, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer, employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

13

We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified.

The DGCL also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was

·	a director, officer, employee or agent of ours,

·	or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises.

Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 13. Financial Statements and Supplementary Data.

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

(i) Balance Sheet as of November 30, 2020, and November 30, 2019

(ii) Statement of Operations for the years ending November 30, 2020, and November 30, 2019

(iii) Statement of Changes in Stockholders’ Equity (Deficit) for the years ending November 30, 2020, and November 30, 2019

(iv) Statement of Cash for the years ending November 30, 2020, and November 30, 2019

(v) Notes to Financial Statement

14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Purthanol Resources Limited.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Purthanol Resources Limited (the “Company”) as of November 30, 2020 and 2019, the related statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenue, suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ TAAD LLP

TAAD LLP

We have served as the Company’s auditor since 2021

Diamond Bar, California

January 11, 2022

15

PURTHANOL RESOURCES LIMITED

BALANCE SHEETS

	As of November 30,
	2020	2019
ASSETS
NON-CURRENT ASSETS:
Property, plant and equipment, net (Note 2)	$170,833	$220,833
Total Non-current Assets	170,833	220,833
Total Assets	$170,833	$220,833

LIABILITIES AND SHAREHOLDERS' (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$38,421	$4,393
Due to related party (Note 3)	782,984	732,984
Shares to be issued (Note 5)	250,000	250,000
Total Current Liabilities	1,071,405	987,377
Total Liabilities	$1,071,405	$987,377

SHAREHOLDER'S DEFICIT:
Preferred shares (Note 7), $0.0001 par value authorized
80,000,000 shares; no shares issued and outstanding at
November 30, 2020 and November 30, 2019.	-	-
Common shares (Note 7), $0.0001 par value authorized 260,000,000 shares: issued and outstanding 244,038,890 at November 30, 2020 and November 30, 2019.	24,403	24,403
Additional paid in capital	3,296,079	3,268,328
Accumulated deficit	(4,221,054)	(4,059,275)
Total Shareholders' Deficit	(900,572)	(766,544)
Total Liabilities and Shareholders' Deficit	$170,833	$220,833

F-1

PURTHANOL RESOURCES LIMITED

STATEMENT OF OPERATIONS

	For the Years Ended November 30,
	2020	2019
OPERATING EXPENSES:
Depreciation	$50,000	$29,167
Administrative fees	50,000	50,000
Brokerage fees	2,028	2,028
Regulatory expense	32,000	—
Total Operating Expenses	134,028	81,195
LOSS FROM OPERATIONS	(134,028)	(81,195)

OTHER INCOME (EXPENSE):
Interest expense	(27,751)	(25,978)
Total Other Income (Expense)	(27,751)	(25,978)

NET LOSS BEFORE TAXES	(161,779)	(107,173)
INCOME TAX EXPENSE	—	—
NET LOSS	$(161,779)	$(107,173)
Basic and diluted weighted average common shares outstanding	244,038,890	244,038,890
Basic and diluted (loss) per common share	$(0.00)	$(0.00)

F-2

PURTHANOL RESOURCES LIMITED

STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED NOVEMBER 30, 2020 and 2019

	Common Stock		Additional Paid in Capital	Accumulated Deficit
	Shares	Amount			Total
Balance as of December 1, 2018	244,038,890	$24,403	$3,242,350	$(3,952,102)	$(685,349)
Imputed interest			25,978		25,978
Net loss				(107,173)	(107,173)
Balance as of November 30, 2019	244,038,890	24,403	3,268,328	(4,059,275)	(766,544)
Imputed interest			27,751		27,751
Net loss				(161,779)	(161,779)
Balance as of November 30, 2020	244,038,890	$24,403	$3,296,079	$(4,221,054)	$(900,572)

F-3

  PURTHANOL RESOURCES LIMITED

STATEMENT OF CASH FLOWS

	For the Years Ended November 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the year	$(161,779)	$(107,173)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest expense	27,751	25,978
Depreciation	50,000	29,167
Changes in operating assets/liabilities:
Accounts payable and accrued liabilities	34,028	52,028
Net cash used in operating activities	(50,000)	—

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment	—	(250,000)
Net cash used in investing activities	—	(250,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Shares to be issued	—	250,000
Due to related parties	50,000	—
Net Cash Provided by Financing Activities	50,000	250,000

NET INCREASE (DECREASE) IN CASH RESOURCES	—	—
CASH - Beginning of Year	—	—
CASH - End of Year	$—	$—
SUPLEMENTAL CASHFLOW DISCLOSURE
CASH paid for interest	—	—
CASH paid for income taxes	$—	$—

F-4

PURTHANOL RESOURCES LIMITED NOTES THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED NOVEMBER 30

NOTE 1 – NATURE OF OPERATIONS

PURTHANOL RESOURCES LIMITED (formerly GLOBAL BIOTECH CORP.) (the ``Company``) was incorporated in the State of Delaware on November 2, 1998, to be an Application Service provider in the E-Health sector. On March 5, 2003, this business was sold, market, unsuccessfully. On February 25, 2005, it discontinued its vehicle tracking business. On August 15, 2007, the Company entered the oxygenated beverage market. Global’s current mission is to produce Bio- fuel alternatives, via the acquisition of the Purthanol process in Sept. 2013 and the acquisition of Biocardel Quebec in Dec 2013. The Company changed name form Global Biotech Corp. to Purthanol Resources Limited on September 30, 2013. This company has not been operating and has been inactive since 2015.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The Company's policy is to use the accrual method of accounting to prepare and present financial statements, which conforms to US generally accepted accounting principles ("GAAP'). The company has elected a November 30 year- end.

b. Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less and bank indebtedness to be cash and cash equivalents. Highly liquid investments are valued at quoted market

c. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates. Significant estimates made by management are, among others, reliability of long-lived assets and useful life of fixed asset. Management reviews its estimates on a quarterly basis and, where necessary, makes adjustments prospectively.

d. Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation and any impairment. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Repairs and maintenance costs are normally expensed as incurred.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the statement of income (loss) in the reporting period of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

e. Going Concern

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's management intends to raise additional operating funds through operations, and debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

F-5

f. Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures , defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

Fair Value Hierarchy

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 establishes three levels of inputs that may be used to measure fair value:

Level 1 applies to assets and liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do not entail a significant degree of judgment.

Level 2 applies to assets and liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance:

•       Determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer, credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced; and

•       Determining whether a market is considered active requires management judgment.

Level 3 applies to assets and liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the Company believes the fair value of its financial instruments reported in the consolidated balance sheets consisting of accounts payable and accrued expenses approximate their carrying values due to the relatively short maturity of these instruments.

F-6

g. Earning (Loss) Per Share

The Company computes net income (loss) per share in accordance with ASC 260, Earnings per Share. ASC 260 specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. The Company has adopted the provisions of ASC 260 effective November 2, 1998 (inception).

Basic net earnings (loss) per share amounts are computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

h. Income Taxes

We account for income taxes in accordance with ASC 740 - Income Taxes, which requires us to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carry forwards. Tax law and rate changes are reflected in income in the period such changes are enacted. We record a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. We include interest and penalties related to income taxes, including unrecognized tax benefits, within the provision for income taxes.

Our income tax returns are based on calculations and assumptions that are subject to examination by the Internal Revenue Service and other tax authorities. In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for uncertain tax positions based on a two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. While we believe we have appropriate support for the positions taken on our tax returns, we regularly assess the potential outcomes of examinations by tax authorities in determining the adequacy of our provision for income taxes. We continually assess the likelihood and amount of potential adjustments and adjust the income tax provision, income taxes payable and deferred taxes in the period in which the facts that give rise to a revision become known.

i. Long-lived Assets

We follow ASC 360-10-15-3, Impairment or Disposal of Long-lived Assets, which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used.  Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

Property, plant, and equipment are stated at cost less accumulated depreciation. Depreciation is recorded at rates designed to amortize the cost of capital assets over their estimated useful lives at 5 years straight line.

F-7

On May 1, 2019, the Company purchased fixed asset equipment from Lux Biologics Limited for $250,000 of company’s common stock at $0.04 per share or 6,250,000 common shares even if the fair market value is lower than $0.04 on the issuance date. The equipment is a gel capsule machine used to make soft gel for the nutraceutical and pharmaceutical products for human and animal consumption.

Depreciation expense respectively is $50,000 and $29,167 for 2020 and 2019.

			Book	Book
		Accumulated	Value	Value
Cost		Depreciation	2020	2019
Equipment - 5 year straight-line basis	$250,000	$79,167	$170,833	$220,833

NOTE 4 - DUE TO RELATED PARTY

The amounts due to the related party are $782,984 and $732,984 respectively for 2020 and 2019 which represent annual unpaid management accumulated fees of $50,000 owed to the CEO. The amount due to related party bears no interest, is unsecured and is repayable on demand. The Company recorded imputed interest of $27,751 and $25,978 for the years ended November 30, 2020 and 2019, respectively.

NOTE 5 SHARES TO BE ISSUED

On May 1, 2019, the Company purchase a fixed asset equipment from Lux Biologics Limited for $250,000 of company’s common stock at $0.04 per share. The equipment is a gel capsule machine used to make soft gel for the nutraceutical and pharmaceutical products for human and animal consumption. Shares have not been issued to Lux Biologics Limited and it will be issues by end of January 31, 2022.

NOTE 6 INCOME TAXES

Income Taxes

Our Company has not filed any federal income tax returns and we are currently not subject to state income tax filing requirements. As of November 30, 2020, we have net operating loss carry forwards, on a book basis, of $4,221,054 which may be available to reduce various future years' federal taxable income. Future tax benefits which may result from these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, we have recorded a valuation allowance for the deferred tax asset relating to the net operating loss carry forwards.

The following table presents the current income tax provision for federal and state income taxes for the years ended November 30 , 2020 and 2019:

Current tax provisions:	2020	2019
Federal	$—	$—
State	$—	$—
Total provision for income taxes	$—	$—

Reconciliations of the U.S. federal statutory rate to the actual tax rate for the years ended November 30 , 2020 and 2019:

	2020	2019
US federal statutory income tax rate	21.00%	21.00%
Increase in valuation reserve	-21.00%	-21.00%
Total provision for income taxes	0.00%	0.00%

The components of our deferred tax assets as of November 30, 2020 and 2019 consisted of the following:

	2020	2019
Net operating losses carry forwards	$4,221,054	$4,059,275
Less: valuation allowance	$(4,221,054)	$(4,059,275)
Net deferred tax assets	$—	$—

F-8

During the year ended November 30, 2020, the valuation reserve increased $161,779 compared to an increase of $107,173 during the year ended and November 30, 2019. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that our Company will not realize some portion or all of the deferred tax assets. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined, as of November 30, 2020, that it was more likely than not the deferred tax assets would not be realized.

As noted above, we have not filed any federal tax returns, but we plan on bringing our tax filings current as soon as is practical.

NOTE 7 – STATEDCAPITAL

Authorized:

260,000,000 authorized voting common shares and 80,000,000 preferred shares authorized: 244,038,890 Common voting shares issued as of November 30, 2020, 2019, respectively. No preferred shares issued and outstanding.

NOTE 8 - SUBSEQUENT EVENT

No events have occurred subsequent to the balance sheet date and through the date of this filing that would require adjustment to or disclosure in the financial statements.

F-9

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements and related notes are included as part of this Form 10 registration statement.

Exhibits and Financial Statement Schedules.

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.2	By-laws
23.1	Consent of Independent Auditors

Description of Exhibits

Exhibit 3.1

Certificate of Amendment changing the Company name to Purthanol Resources Limited October 23, 2013.

Exhibit 3.2 Bylaws of Purthanol Resources – formerly known as Sword Comp-Soft Corp.are included in the articles of incorporation

Exhibit 23.1 Consent of independent registered public accounting firm dated January 11, 2022, regarding the use in this Registration Statement of their report of the auditors and financial statements of Purthanol Resources Limited

16

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 11, 2022

PURTHANOL RESOURCES LIMITED

/s/ Leonard Stella

Leonard Stella

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

17